EXHIBIT 5.1


                                                 FOLEY & LARDNER LLP
                                                 ATTORNEY AT LAW

                                                 ONE DETROIT CENTER
                                                 500 WOODWARD AVENUE, SUITE 2700
                                                 DETROIT, MI 48226-3489
                                                 313.234.7100 TEL
                              June 30, 2005      313.234.2800 FAX
                                                 WWW.FOLEY.COM

                                                 CLIENT/MATTER NUMBER
                                                 088953-0101


Medical Nutrition USA, Inc.
10 West Forest Avenue
Englewood, New Jersey  07631
Ladies & Gentlemen:


         We have acted as counsel for Medical Nutrition USA, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating the resale of (i) Class A Warrants to purchase 730,000 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), (ii) Class B Warrants to purchase 4,769,992 shares of Common Stock, and (iii) 10,830,631 shares of Common Stock issuable upon the exercise of certain warrants, including the Class A Warrants and the Class B Warrants (collectively, the "Warrants"), and upon the conversion of certain convertible promissory notes issued by the Company.

         We have examined: (A) the form of Class A Warrant Agreement; (B) the form of Class B Warrant Agreement; (C) certain other warrant agreements; (D) the form of the Company's 8% Convertible Notes; (E) the form of the Company's Convertible Promissory Note issued December 5, 2003; (F) the Registration Statement; (G) the Certificate of Incorporation and By-laws of the Company, as amended to date; (H) resolutions of the Company's Board of Directors relating to the Warrants and Convertible Notes and the issuance of securities thereunder; and (I) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Delaware.

         2. The Class A Warrants and Class B Warrants registered for resale pursuant to the Registration Statement are valid and binding instruments of the Company.

         3. The shares of Common Stock registered for resale pursuant to the Registration Statement, when issued by the Company in accordance with the terms and conditions of the applicable warrant agreement or convertible note, will be validly issued, fully paid and nonassessable.


BRUSSELS    DETROIT          MILWAUKEE      SAN DIEGO           TAMPA
CHICAGO     JACKSONVILLE     ORLANDO        SAN DIEGO/DEL MAR   TOKYO
DENVER      LOS ANGELES      SACRAMENTO     SAN FRANCISCO       WASHINGTON, D.C.
            MADISON                         TALLAHASSEE         WEST PALM BEACH

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Medical Nutrition USA, Inc.
June 30, 2005
Page 2


         We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.



                                       Very truly yours,


                                       FOLEY & LARDNER LLP